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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2003 relating to the financial statements of Hartmarx Corporation, which appears in Hartmarx Corporation's Annual Report on Form 10-K for the year ended November 30, 2002. We also consent to the incorporation by reference in this Registration Statement of our report dated June 23, 2003, which appears in the Annual Report of the Hartmarx Savings Investment and Stock Ownership Plan on Form 11-K for the year ended December 31, 2002.


/s/  PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP


Chicago, Illinois
August 5, 2003

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